CONTACT:                                -OR-            EMCC INVESTOR RELATIONS:

European Micro Holdings, Inc.                           The Equity Group Inc.
Frank Cruz, Chief Operating Officer                     Devin Sullivan
(305) 825-2458                                          www.theequitygroup.com
                                                        (212) 836-9608

                       CONFIDENTIAL/NOT FOR DISSEMINATION
                       ----------------------------------

                              FOR IMMEDIATE RELEASE
                              ---------------------

Miami, FL - September xx, 2001 - EUROPEAN MICRO HOLDINGS, INC. (OCTBB: EMCC), an independent, focused distributor of microcomputer products, made the following announcement today:

      o As previously announced, European Micro Holdings, Inc. was unable to meet certain obligations to the former shareholders of American Micro Computer Center, Inc., including obligations owed to Mr. John
            B. Gallagher, Co-President and Co-Chairman of European Micro Holdings, Inc. These obligations were secured by a pledge of the capital stock of American Micro Computer Center, Inc. In order to settle their differences and avoid costly litigation, on September
            1, 2001, European Micro Holdings, Inc. transferred ownership of American Micro Computer Center, Inc. to its former shareholders. In exchange for the transfer, American Micro Computer Center and its former shareholders released European Micro Holdings, Inc. from these obligations, as well as other obligations owed to American Micro Computer Center and its former shareholders. As a result, effective September 1, 2001, European Micro Holdings, Inc. no longer has an ownership interest in American Micro Computer Center, Inc.

Statements contained in this news release may be forward-looking statements, subject to uncertainties and risks, many of which are summarized under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended June 30, 2000 as filed with the Securities and Exchange Commission. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above. The Company cautions that historical results are not necessarily indicative of the Company's future performance.

                                   ### ### ###